Exhibit 10.3

SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT

This Second Amendment to Sixth Restated Credit Agreement (this “Second Amendment”) is effective as of December 1, 2005 (the “Amendment Effective Date”), by and among CHAPARRAL ENERGY, INC., a Delaware corporation, successor by merger to Chaparral, L.L.C. (“Parent”), CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company (in its capacity as Borrower Representative for the Borrowers, “Borrower Representative”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (“Administrative Agent”), and each of the financial institutions a party to the Credit Agreement (as hereinafter defined) as Lenders (hereinafter collectively referred to as “Lenders”, and individually, “Lender”).

W I T N E S S E T H:

WHEREAS, Parent, Borrowers, Administrative Agent and Lenders are parties to that certain Sixth Restated Credit Agreement dated as of June 22, 2005 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, the Lenders have made revolving credit loans to Borrowers; and

WHEREAS, Parent and Borrowers have requested that Lenders (i) amend certain terms of the Credit Agreement in certain respects, (ii) affirm a Borrowing Base of $172,500,000 (the “Amendment Redetermination”), to be effective as of the Amendment Effective Date and continuing until the next redetermination of the Borrowing Base thereafter, and (iii) waive the requirement for Borrowers to deliver a Reserve Report by November 1, 2005; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Parent’s and Borrowers’ requests.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Parent, Borrower Representative (on behalf of Borrowers), Administrative Agent and Lenders hereby agree as follows:

SECTION 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the Amendment Effective Date in the manner provided in this Section 1.

1.1. Amendment to Definitions. The definitions of “Loan Documents” and “Subsidiary” contained in Section 1.02 of the Credit Agreement shall be amended to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Certificate of Effectiveness, and the Security Instruments.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Parent, a Borrower or one or more of their Subsidiaries or by Parent, a Borrower and one or more of their Subsidiaries and (b) any partnership of which a Credit Party is a general partner. Unless otherwise indicated herein, (i) each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of Parent, and shall include, after the GE Loan Termination Date, CEI Acquisition and CEI Bristol, and (ii) Oklahoma Ethanol shall not be deemed a “Subsidiary” of any Credit Party hereunder.

1.2. Additional Definitions. Section 1.02 of the Credit Agreement shall be amended to add the following definitions to such Section:

“Oklahoma Ethanol” means Oklahoma Ethanol LLC (or such other entity name selected pursuant to the terms of the Oklahoma Ethanol Agreement), an Oklahoma limited liability company formed pursuant to the terms of Section 1 of the Oklahoma Ethanol Agreement.

“Oklahoma Ethanol Agreement” means that certain Agreement dated as of April 29, 2005 by and between Oklahoma Farmers Union Sustainable Energy LLC, an Oklahoma limited liability company, and Chaparral.

“Second Amendment” means that certain Second Amendment to Sixth Restated Credit Agreement dated effective as of December 1, 2005, among Parent, Borrower Representative (on behalf of Borrowers), Administrative Agent and Lenders.

1.3. Investment Covenant. Section 9.05 of the Credit Agreement shall be amended to add a new clause (p) thereto which shall read in full as follows:

“(p) Investments, not to exceed $20,000,000 in the aggregate, made by Chaparral in Oklahoma Ethanol pursuant to the Oklahoma Ethanol Agreement.”

1.4. No Liability for Debt of Oklahoma Ethanol. Section 9.16 of the Credit Agreement shall be amended to read in full as follows:

“Section 9.16 Indebtedness and Preferred Stock. Parent and the Borrowers will not, and will not permit any other Credit Party to, (a) issue preferred stock or create, incur or assume any Debt, except for Debt permitted under Section 9.02, or (b) without limiting the foregoing, incur or assume any liability or obligation (whether by operation of law or otherwise) for, or with respect to, any Debt of Oklahoma Ethanol.”

SECTION 2. Borrowing Base Redetermination. Pursuant to (a) Section 2.07(d) of the Credit Agreement, the Borrowing Base shall be automatically reduced as of the Amendment Effective Date to an amount equal to $172,500,000, and (b) Section 2.07(c) of the Credit Agreement, the Borrowing Base shall be affirmed at $172,500,000 effective as of the

Amendment Effective Date, and continuing until the next Scheduled Redetermination or Interim Redetermination of the Borrowing Base thereafter. Borrower Representative (on behalf of each Borrower), Parent and Lenders agree that the redetermination of the Borrowing Base provided for in Section 2(b) hereof (i) shall be the December 1, 2005 Scheduled Redetermination, and (ii) shall not be considered or deemed to be an Interim Redetermination. After giving effect to the Amendment Redetermination, the allocation of the Borrowing Base among the Lenders is as follows:

JPMorgan Chase Bank, N.A.	$23,489,361.70
Bank of Scotland	$23,489,361.70
Comerica Bank	$23,489,361.70
Fortis Capital Corp.	$23,489,361.70
The Royal Bank of Scotland plc	$23,489,361.70
Bank of America, N.A.	$23,489,361.70
Compass Bank	$15,781,914.90
Sterling Bank	$15,781,914.90

Total	$172,500,000.00

SECTION 3. Waiver. Parent and Borrowers have requested that, in connection with the Amendment Redetermination, Lenders waive the provision contained in Section 8.12(a) of the Credit Agreement requiring Borrowers to deliver a Reserve Report on or prior to November 1, 2005. In reliance on the representations, warranties, covenants and agreements contained in the Credit Agreement and this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof (and in the Credit Agreement, as amended by this Second Amendment, as applicable), Lenders hereby waive the provisions of Section 8.12(a) of the Credit Agreement to the extent such provisions require Borrowers to deliver a Reserve Report on or prior to November 1, 2005. The waiver contained in this Section 3 is limited solely to the delivery of the November 1, 2005 Reserve Report and the applicable provisions of Section 8.12(a) of the Credit Agreement. Nothing contained herein shall be deemed a waiver of any other provision of the Credit Agreement or any other Loan Document.

SECTION 4. Conditions Precedent. The effectiveness of (a) the amendments to the Credit Agreement contained in Section 1 hereof, and (b) the waiver contained in Section 3 hereof, is subject to the satisfaction of each of the following conditions precedent:

4.1. No Default. No Default or Event of Default shall have occurred which is continuing.

4.2. Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements (including, without limitation, a true, correct and complete executed copy of the Operating Agreement of Oklahoma Ethanol), and Parent and Borrowers shall have taken such actions, as Administrative Agent may reasonably require in connection with this Second Amendment and the transactions contemplated hereby.

SECTION 5. Representations and Warranties of Borrowers. To induce the Lenders and Administrative Agent to enter into this Second Amendment, Parent and Borrower Representative (on behalf of Borrowers) hereby jointly and severally represent and warrant to the Lenders and Administrative Agent as follows:

5.1. Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof and the waiver set forth in Section 3 hereof.

5.2. Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower Representative (on behalf of Borrowers) of this Second Amendment are within Parent’s and Borrower Representative’s corporate and limited liability company powers (as applicable), have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Parent, any Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of Parent, any Borrower or any other Credit Party except Permitted Liens. Borrower Representative is duly authorized to execute this Second Amendment on behalf of Borrowers, and upon such execution and delivery, this Second Amendment shall be binding and enforceable against each such Borrower as if this Second Amendment had been executed by each such Borrower.

5.3. Validity and Enforceability; Extension of Liens. This Second Amendment constitutes the valid and binding obligation of Parent and Borrowers enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4. No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

SECTION 6. Miscellaneous.

6.1. Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Indebtedness as they may be increased pursuant hereto.

6.2. Parties in Interest. All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3. Legal Expenses. Parent and Borrower Representative (on behalf of Borrowers) hereby jointly and severally agree to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

6.4. Counterparts. This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Second Amendment until Parent, Borrower Representative and Required Lenders have executed a counterpart. Facsimiles shall be effective as originals.

6.5. Complete Agreement. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.6. Headings. The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

6.7. Effectiveness. This Second Amendment shall be effective automatically and without necessity of any further action by Parent, Borrower Representative, Borrowers, Administrative Agent or Lenders when counterparts hereof have been executed by Parent, Borrower Representative, Administrative Agent and Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective Responsible Officers on the date and year first above written.

[Signature pages to follow]

CHAPARRAL ENERGY, INC.
a Delaware corporation

By:	/s/ Mark A. Fischer

Mark A. Fischer,
Chief Executive Officer and President

CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company, as Borrower Representative

By:	/s/ Mark A. Fischer

Mark A. Fischer,
Manager

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ J. Scott Fowler

J. Scott Fowler,
Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:	/s/ J. Scott Fowler

J. Scott Fowler,
Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

BANK OF SCOTLAND

By:	/s/ Karen Weich

Name:	Karen Weich

Title:	Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

COMERICA BANK

By:	/s/ Mark Fuqua

Name:	Mark Fuqua

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

FORTIS CAPITAL CORP.

By:	/s/ David Montgomery

Name:	David Montgomery

Title:	Senior Vice President

By:	/s/ Darrell Holley

Name:	Darrell Holley

Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Scott L. Joyce

Name:	Scott L. Joyce

Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.

By:	/s/ Gregory B. Hanson

Name:	Gregory B. Hanson

Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

COMPASS BANK

By:	/s/ Kathleen J. Bowen

Name:	Kathleen J. Bowen

Title:	Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]

STERLING BANK

By:	/s/ Allen D. Brown

Name:	Allen D. Brown

Title:	Regional CEO

[SIGNATURE PAGE TO SECOND AMENDMENT TO SIXTH RESTATED CREDIT AGREEMENT]